Exhibit 23.2




                              CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this Registration Statement, relating to the registration of 1,621,485 shares of common stock of Beacon Properties Corporation (the "Company") on Form S-8 of our report dated January 17, 1996 (except for Note 19 for which the date is February 15, 1996), appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 on our audits of the consolidated financial position of the Company as of December 31, 1995 and 1994 and the consolidated results of its operations and its cash flows for the year ended December 31, 1995 and for the period May 26, 1994 to December 31, 1994, the combined results of operations and cash flows of The Beacon Group, predecessor to the Company, for the period January 1, 1994 to May 25, 1994 and for the year ended December 31, 1993, and the related financial statement schedules of the Company as of December 31, 1995. We also consent to the incorporation by reference of our report dated April 19, 1996, on our audit of the statement of excess of revenues over specific operating expenses of Fairfax County Portfolio in Tysons Corner and Herndon, Virginia for the year ended December 31, 1995, of our report dated July 3, 1996, on our audit of the statement of excess of revenues over specific operating expenses of 1333 H Street in Washington, D.C. for the year ended December 31, 1995, of our report dated July 8, 1996, on our audit of the statement of excess of revenues over specific operating expenses of AT&T Plaza in Oak Brook, Illinois for the year ended December 31, 1995, and of our report dated July 8, 1996, on our audit of the statement of excess of revenues over specific operating expenses of Tri-State International in Lincolnshire, Illinois for the year ended December 31, 1995, which reports were filed with the Securities and Exchange Commission on July 23, 1996, on Form 8-K of the Company. We also consent to the incorporation by reference of our report dated February 14, 1996, on our audit of the statement of excess of revenues over specified operating expenses for Perimeter Center, Atlanta, Georgia for the year ended December 31, 1995, which report was filed with the Securities and Exchange Commission on February 20, 1996 on Form 8-K of the Company.



                                                   COOPERS & LYBRAND, L.L.P.


Boston, Massachusetts
August 19, 1996